                                                                                                              EXHIBIT 11
                                    GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                                         COMPUTATION OF PER SHARE DATA

                                                                            Three Months Ended      Nine Months Ended
                                                                              September 30,           September 30,
                                                                         -----------------------  ----------------------
                                                                            1995         1994        1995        1994
                                                                         ----------  -----------  ----------  ----------
Net earnings (loss)                                                      $1,978,000  $(2,253,000) $4,277,000  $2,116,000
                                                                         ==========  ===========  ==========  ==========
Weighted average number of shares outstanding during the period          11,321,229   12,112,350  11,547,500  12,159,181
                                                                         ==========  ===========  ==========  ==========
Earnings (loss) per common share                                         $     0.17  $     (0.19) $     0.37  $     0.17
                                                                         ==========  ===========  ==========  ==========
Additional Primary Computation:
-------------------------------
Net earnings (loss)                                                      $1,978,000  $(2,253,000) $4,277,000  $2,116,000
                                                                         ==========  ===========  ==========  ==========
Additional adjustment to weighted average number of shares outstanding:

   Weighted average number of shares outstanding above                   11,321,229   12,112,350  11,547,500  12,159,181

   Add - dilutive effect of outstanding options (a)                          45,252                   30,067      34,902
                                                                         ----------  -----------  ----------  ----------
Weighted average number of shares outstanding as adjusted                11,366,481   12,112,350  11,577,567  12,194,083
                                                                         ==========  ===========  ==========  ==========
Earnings (loss) per common share (b)                                     $     0.17  $     (0.19) $     0.37  $     0.17
                                                                         ==========  ===========  ==========  ==========
Fully Diluted Computation:
--------------------------
Net earnings (loss)                                                      $1,978,000  $(2,253,000) $4,277,000  $2,116,000
                                                                         ==========  ===========  ==========  ==========
Additional adjustment to weighted average number of shares outstanding:

   Weighted average number of shares outstanding above                   11,321,229   12,112,350  11,547,500  12,159,181

   Add - dilutive effect of outstanding options (a)                          77,427                   77,427      37,082
                                                                         ----------  -----------  ----------  ----------
Weighted average number of shares outstanding as adjusted                11,398,656   12,112,350  11,624,927  12,196,263
                                                                         ==========  ===========  ==========  ==========
Earnings (loss) per common share (b)                                     $     0.17  $     (0.19) $     0.37  $     0.17
                                                                         ==========  ===========  ==========  ==========

(a) As determined by the application of the treasury stock method.
(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required per note 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.